SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    0-20022              31-1227808
            --------                    -------              ----------
   (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)             File number)       Identification No.)




                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.
----------------------------------------------------

     On May 11, 2004, Pomeroy IT Solutions, Inc. (Nasdaq: PMRY) ("Pomeroy"), Pomeroy Acquisition Sub, Inc., a wholly owned subsidiary of Pomeroy ("PAS"), and Alternative Resources Corporation (OTCBB: ALRC) ("ARC") entered into an Agreement and Plan of Merger ("Agreement") pursuant to which PAS will be merged with and into ARC (the "Merger"). The signing of the Agreement was announced in a joint news release by the parties on May 11, 2004.

     The Merger with ARC, when consummated, will represent a significant step in Pomeroy's business strategy to expand its services business. ARC had reported revenue of approximately $138.1 million for fiscal 2003 and approximately $29.1 million for the first quarter of fiscal 2004. The completion of the Merger would nearly double total service revenue for Pomeroy based on historical performance. In addition, with the anticipated recovery of IT spending, it is believed that the Merger represents an opportunity to increase revenue growth. The completion of the Merger would add approximately 2,000 technical resources to Pomeroy as well as some major new customers. The additional technical personnel would also allow Pomeroy to add new services capabilities.

     Under the terms of the Agreement, the stockholders of ARC will receive $.70 per share in cash for each share of ARC common stock, $.01 par value, issued and outstanding immediately prior to the effective time of the Merger including all shares of stock issued upon the exercise of vested stock options immediately prior to the Merger. In connection with the Merger, Pomeroy will retire all of ARC's interest bearing debt and purchase outstanding warrants for the difference between $.70 per share and the exercise price per share of each warrant. The total consideration including the cost of all stock, stock options and warrants to be purchased and the amount of ARC debt to be retired is approximately $44 million, based on the March 31, 2004 financial statements of ARC. The Merger is expected to close within the next nine to 12 weeks, assuming that the conditions to closing are obtained during that time period.

     As of March 31, 2004, ARC's debt consisted of approximately $12.4 million under a revolving credit facility from Fleet Capital Corporation and $14.4 million in Senior Subordinated Secured Convertible Notes plus accrued interest and fees held by Wynnchurch Capital Partners, L.P. and Wynnchurch Capital Partners Canada, L.P. (collectively "Wynnchurch"). In a separate agreement to be entered into between Wynnchurch and Pomeroy, Wynnchurch will consent to the merger on the terms provided for in the Merger Agreement and further agree (1) not to transfer any of the debt securities or warrants held by Wynnchurch, and
(2) in the event that Wynnchurch converts its debt or exercises any warrants, to vote all of the common shares owned by Wynnchurch in favor of the Merger.



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     The  closing  of  the Merger is subject to a number of conditions including the following: (1) the approval of ARC's shareholders; (2) the agreement with Wynnchurch is executed and in full force and effect as of the closing date, and
(3) all necessary regulatory action has been obtained and there is no legal action pending to prohibit consummation of the Merger. In addition, it is a condition to closing for each of ARC and Pomeroy that the representations and warranties made by the other party are true and correct as of the effective time of the Merger. Further, as a condition to Pomeroy's obligation to close, (1) ARC must have performed in all material respects its covenants under the Agreement,
(2) there shall not have occurred any Material Adverse Event (as defined in the Agreement), (3) stockholders of ARC who exercised dissenters rights shall not constitute more than fifteen percent of the issued and outstanding common stock of ARC, and (4) Wynnchurch shall have sold its warrants to Pomeroy. Additional conditions to ARC's obligation to close include that Pomeroy shall have funded the amounts required to pay in full (1) the outstanding debt owed by ARC to Fleet and Wynnchurch, (2) certain severance obligations and (3) the purchase of certain stock options pursuant to a cashless exercise procedure. The proposed transaction will be submitted to ARC's shareholders for their consideration, and ARC will file with the SEC a proxy statement to be used by ARC to solicit its stockholders' approval. ARC has agreed to prepare and file the proxy statement as promptly as possible.

     After the closing of the Merger, and after a short transition period, the employees of ARC will participate in the employee benefit plans of Pomeroy.

     Pomeroy believes that it can improve the bottom line performance of ARC's business, in part, by eliminating the very expensive financing costs incurred by ARC, including an interest rate of 16% on the senior subordinated secured convertible notes that resulted in total interest expense in fiscal 2003 of over $4 million. Pomeroy also anticipates a reduction in combined SG&A expenses, and a write-down of ARC's capitalized software investment on the opening balance sheet, with a corresponding increase in goodwill, resulting in a reduction in the amount of annual depreciation expense on a going forward basis.

     In accordance with the Statement of Financial Accounting Standards ("SFAS") No. 141, Pomeroy has engaged a third party valuation firm to estimate the fair value of certain intangible assets acquired in connection with the Merger. Certain of these assets would be subject to amortization over lives ranging from three to ten years. Pomeroy believes that this amortization expense will offset, but not significantly reduce, the improvements described above.

     The Merger may be terminated by the mutual consent of the parties and by each party under certain conditions as specified in the Agreement, which in some cases require the payment of a termination fee by ARC to Pomeroy.

     There is no material relationship between Pomeroy or its affiliates and ARC.

     A copy of the news release is attached to this Form 8-K as exhibit 99.3. A copy of the Agreement will be filed as an exhibit to Pomeroy's 10-Q, which will be filed on or before May 17, 2004.

           Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are not purely historical, which constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended. As such, these statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those projected or anticipated. These statements are based on information available to the Company as of the date hereof and the Company disclaims any intention or obligation to update any such forward-looking statements. For instance, while Pomeroy and ARC have entered into a definitive agreement, there is no assurance that the parties will complete the transaction. In the event ARC does not receive necessary stockholder approval or the companies do not receive other approvals or fail to satisfy conditions to the closing, the transaction will terminate. Factors related to the merger as well as estimated future operating results which could have an adverse impact on the merger or cause actual results to differ materially from current expectations include, but are not limited to, adverse conditions in the financial markets relevant to the proposed merger, the inability to successfully integrate ARC's business into Pomeroy's business, higher than expected costs associated with the merger, the estimated needs of customers as conveyed to Pomeroy and ARC , market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding Pomeroy's and ARC's performance thereunder, the combined Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the nature and volume of products and services anticipated to be delivered and the combined Company's ability to obtain sufficient volumes of products and provide services.


Item  7.  Financial  Statements  and  Exhibits.
-----------------------------------------------

(c)  Exhibits
99.3   Press release dated May 11, 2004.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POMEROY  IT  SOLUTIONS,  INC.
                                  -----------------------------



Date:   May 11, 2004              By:
                                  ----------------------------------------------
                                  Michael E. Rohrkemper, Chief Financial Officer
                                  and Chief Accounting Officer


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